As filed with the Securities and Exchange Commission on January 15, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TCTM Kids IT Education Inc.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)
Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
19/F, Building A, Vanke Times Center
No. 186 Beiyuan Road,
Chaoyang District Beijing, 100102,
People’s Republic of China
Tel: +86-10-62135687
(Address and telephone number of registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680
(Name, address, and telephone number of agent for service)
Copies to:
David E. Danovitch, Esq.
Angela Gomes, Esq.
Hermione M. Krumm, Esq.
Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
(212) 660-3060
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY 15, 2025
TCTM Kids IT Education Inc.
$85,000,000
American Depositary Shares
Class A Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Subscription Rights
Units
TCTM Kids IT Education Inc. (“we,” “us,” “our company,” “our group,” “TCTM” and “our”) may offer and sell our American Depositary Shares (“ADSs”), each representing five (5) Class A ordinary shares $0.001 par value per share (“Class A ordinary shares”), Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and units. in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The securities offered by this prospectus will have an aggregate offering price of up to US$85,000,000. The preferred shares, debt securities, warrants, subscription rights and units may be convertible into or exercisable or exchangeable for our Class A ordinary shares or our other securities. This prospectus provides you with a general description of the securities that we may offer.
Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.
We may sell the securities independently or together with any other securities registered hereunder through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
Our ADSs are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “TCTM.” On January 14, 2025, the last reported sale price of our ADSs on Nasdaq was $0.4111 per ADS. The aggregate market value of the voting and non-voting common equity held by non-affiliates, or our public float, as of January 14, 2025, was approximately $4,106,705.16, which was calculated based on 22,079,060 Class A ordinary shares held by non-affiliates and the price of $0.186 per share, which was the share price as of November 18, 2024 as adjusted for the ADS to Class A ordinary share ratio. The proposed maximum closing price of the shares, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the 60-day maximum of the prices for the Registrant’s ADSs as quoted on the Nasdaq on January 14, 2025, adjusted for the ADS to Class A ordinary share ratio. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.
We will apply to list any ADSs sold by us pursuant to this prospectus and any prospectus supplement on Nasdaq. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by such prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Investing in our securities involves risks. See the “Risk Factors” section contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2024, and incorporated by reference herein (the “Annual Report”), the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.
TCTM is not a PRC operating company but a Cayman Islands holding company with operations primarily conducted through (i) our subsidiaries incorporated in mainland China (our “mainland China subsidiaries”) and (ii) contractual arrangements with variable interest entities (the “VIEs”) based in mainland China. Accordingly, we operate these businesses in mainland China through the VIEs in order to comply with these laws and regulations, and rely on contractual arrangements among our mainland China subsidiaries, the VIEs and their nominee shareholders to control the business operations of the VIEs. Such structure enables investors to share economic interests in China-based companies in sectors where foreign direct investment is prohibited or restricted under laws and regulations in mainland China. Investors in our securities are not purchasing securities of our operating subsidiaries or the VIEs but instead are purchasing securities of a Cayman Islands holding company, and may never directly hold equity interests in the VIEs. As most of our operations are conducted through either the VIE structure or our operating subsidiaries in mainland China, we are subject to certain legal and operational risks associated therewith. For example, we face risks associated with regulatory approvals on offshore offerings, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or may cause the value of such securities to significantly decline or become worthless. Though the PRC Foreign Investment Law does not explicitly classify contractual arrangements as a form of foreign investment, the definition of “foreign investment” thereunder is relatively wide and contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities in the future. If the variable interest entities were deemed as a foreign-invested enterprise under any such future laws, administrative regulations or provisions and any of our business would be included in any negative list or other form of restrictions on foreign investment, we may need to take further actions to comply with such future laws, administrative regulations or provisions. Such actions may have a material and adverse impact on our business, financial condition, result of operations and prospects. In addition, if the PRC regulatory authorities were to find our legal structure and contractual arrangements to be in violation of any laws, administrative regulations or provisions of mainland China, we are uncertain what impact of above PRC regulatory authorities’ actions would have on us and our ability to consolidate the variable interest entities in the consolidated financial statements. For more details, see “Risk Factors” beginning on page 6 of this prospectus and the section entitled “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our Annual Report incorporated by reference herein.
Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCAA”) and related regulations, if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2022. As a result, an exchange may determine to delist our securities. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023”, was signed into law, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Board will consider the need to issue a new determination. Our financial statements have been audited by an independent registered public accounting firm that is headquartered in the United States who is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and has been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our auditor is not affected by the HFCAA and related regulations. However, there is a risk that our auditor cannot be inspected by the PCAOB in the future. The lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. See the risks disclosed in our Annual Report under “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCA Act, in the future if the PCAOB is unable to inspect or investigate completely our auditors. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
As a Cayman Islands holding company, TCTM relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. In addition, to the extent cash or assets in our business is in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC as we,our subsidiaries, and the consolidated VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their cash or assets offshore, and there is no assurance the PRC government will not intervene in or impose restrictions on the ability of us, our subsidiaries, and the consolidated VIEs to transfer cash (or assets). Our subsidiaries’, including PRC subsidiaries’ and the consolidated VIEs’, ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries and the consolidated VIEs to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations and upon satisfaction of relevant statutory conditions and procedures. In addition, under PRC law, our PRC subsidiaries and the consolidated VIEs are required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. And the after-tax profits shall be used to cover the loss that the PRC subsidiaries and the consolidated VIEs made in previous financial year before any statutory reserve is drawn therefrom, if the statutory reserve is insufficient to cover such loss. These reserves are not distributable as cash dividends. If each of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to TCTM. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiaries located outside of mainland China. In addition, as of the date of this prospectus, PRC subsidiaries have never issued any dividends or distributions to TCTM or its shareholders outside of mainland China. Furthermore, as of the date of this prospectus, neither TCTM nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. TCTM is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in mainland China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in mainland China, there are no quantity limits on TCTM’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the amount determined by one of the following methods: (i) the difference between their respective registered capital and total investment amount as recorded in the articles of associations thereof; or (ii) the upper limit of risk-weighted outstanding cross-border financings, which equals to the net assets multiplied by the cross-border financing leverage ratio multiplied by the macro-prudential adjustment parameter. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by TCTM to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business overseas. We do not expect to pay dividends in the foreseeable future. In addition, there are certain restrictions on our ability to convert Renminbi into foreign currencies. Approval from State Administration of Foreign Exchange (“SAFE”) and the People’s Bank of China (“PBOC”) may be required where RMB are to be converted into foreign currencies, including U.S.dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
We are a Cayman Islands holding company and the majority of our assets are located outside of the United States. A majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons may be located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. See risks disclosed under “Item 3.D. Key Information — Risk Factors — Risks Related to Our ADSs” in our Annual Report, which is incorporated herein by reference.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2025

i

ABOUT THIS PROSPECTUS
You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires,
•
“ADSs” refer to our American Depositary Shares, each of which represents five (5) Class A ordinary shares;

•
“China” or “PRC” refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan and “China” or the “PRC” excludes Taiwan, Hong Kong, and the special administrative region of Macau when we are referencing to specific laws and regulations adopted by the PRC and other specific legal or tax matters in the PRC in this prospectus; “mainland China” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan; and “PRC subsidiaries” refer to our subsidiaries incorporated in mainland China;

•
“shares” or “Class A ordinary shares” refer to our Class A ordinary shares, par value $0.001 per share;

•
“IT” refers to information technology;

•
“STEM education” refers to science, technology, engineering, and mathematics education;

•
“student enrollments” for a certain period refer to the total number of students who attended at least one paid lesson during that period or have deposit balances in their accounts at the end of that period;

•
“US$,” “U.S. Dollars,” “$” and “dollars” refer to the legal currency of the United States;

•
“variable interest entities” or “VIEs” refer to the variable interest entities, the subsidiaries of the variable interest entities and the non-enterprise entities sponsored by the variable interest entities. The variable interest entities include but are not limited to Beijing Tongcheng Shidai Jinqiao Technology Co., Ltd. (“Beijing Tongcheng”) for the effective period of their respective contractual arrangements with us; and

•
“we,” “us,” “our company,” “our group,” “TCTM” and “our” refer to TCTM Kids IT Education Inc. (formerly known as Tarena International, Inc.), its subsidiaries, and, in the context of describing our operations and consolidated financial information, the variable interest entities in mainland China. The variable interest entities are domestic companies incorporated in mainland China in which we do not have any equity ownership but whose financial results have been consolidated into our consolidated financial statements based solely on contractual arrangements in accordance with generally accepted accounting principles in the United States.

This prospectus is part of a Registration Statement on Form F-3 that we filed with the SEC using a “shelf” registration process permitted under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell our ADSs, Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights, units or any combination of any of the foregoing having an aggregate offering price of up to US$85,000,000 from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We also maintain a website at http://www.ir.tctm.cn, but information contained on, or linked from, our website is not incorporated by reference in this prospectus or any prospectus supplement or the registration statement of which they form a part. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.
This prospectus is part of a Registration Statement on Form F-3 that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement through the SEC’s website.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 19, 2024;

•
our Reports of Foreign Private Issuer on Form 6-K and Form 6-K/A filed with the SEC on January 2, 2024, January 9, 2024, January 22, 2024, February 20, 2024, February 27, 2024, February 28, 2024, April 18, 2024, November 25, 2024, December 3, 2024, December 12, 2024, December 20, 2024, December 27, 2024, January 8, 2025, and January 14, 2025; and

•
the description of our Class A ordinary shares and ADSs contained in (i) our registration statement on Form 8-A, filed with the SEC on March 19, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 2.4 — Description of Securities Registered under Section 12 of the Exchange Act, to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 19, 2024.

With respect to each offering of securities under this prospectus, all of our subsequent Annual Reports on Form 20-F and any Report of Foreign Private Issuer on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement of which this prospectus forms a part is first filed with the SEC and until the termination or completion of such offering by means of this prospectus.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Xiaolan Tang, Chief Executive Officer
Tel: +86 10-6213 5687
E-mail: tangxl@tctm.cn
19/F, Building A, Vanke Times Center
No.186 Beiyuan Road,
Chaoyang District Beijing, 100102,
People’s Republic of China
Copies of these filings are also available on our website at www.ir.tctm.cn. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information About Us” above.
You should rely only on the information that we incorporate by reference or provide in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus and any prospectus supplement, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act, which reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed in the section entitled “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
•
our goals and growth strategies, and our ability to implement such strategies;

•
our expectations regarding demand for and market acceptance of our courses;

•
our ability to retain and increase our courses and student enrollments;

•
our ability to maintain and increase the utilization rate of our learning centers;

•
our ability to offer new courses in existing and new subject areas;

•
our ability to maintain and increase the tuition fees of our courses;

•
our ability to regain and maintain compliance with the continued listing standards of Nasdaq;

•
our future business development, results of operations and financial condition;

•
the expected growth of, and trends in, the markets for our services in mainland China;

•
government policies and regulations relating to our corporate structure, business and industry; and

•
assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus, any prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. In addition, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

OUR COMPANY
Overview
We are a holding company with no material operations of our own. We conduct our operations primarily through our subsidiaries and the VIEs in mainland China. We operate our 61it.cn website and Tongcheng Online App through Beijing Tongcheng, and such website and application have been included in the permitted operation scope under the ICP license held by Beijing Tongcheng. Our mainland China subsidiaries are currently not eligible as wholly owned foreign-invested enterprises to hold ICP licenses.
On January 10, 2024, we changed our ticker symbol from “TEDU” to “TCTM”. Effective February 21, 2024, we changed our name from “Tarena International, Inc.” to “TCTM Kids IT Education Inc.” Our principal executive offices are located at 19/F, Building A, Vanke Times Center, No.186 Beiyuan Road, Chaoyang District, Beijing, 100102, People’s Republic of China. Our telephone number at this address is +86 10-6213 5687. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111.
We are currently focused on providing IT-focused supplementary STEM education services in mainland China targeting young children aged between three and eighteen. As of the date of this prospectus, we offered courses in ten STEM education programs. Our education platform has live distance instruction, classroom-based learning and online learning modules.
STEM Education.   In December 2015, we launched new training programs TongchengTongmei featuring IT training courses and non-IT training courses for minors. In March 2016, we rolled out robotics programming courses for students aged between three and eighteen. In 2017, we launched coding mathematics to further diversify our course offerings in STEM education. These new programs target and contain curriculum that is customized for pre-school, primary to secondary school students aged between three and eighteen. Our courses for preschool, primary to high school students adopted a dual-teaching model, which was comprised by the online teaching models and instructors from online or offline learning centers, facilitating the delivery of personalized and systematic tutoring and improving students’ understanding in on-site or online classrooms. Students are taught by either live distance instructors and/or pre-recorded videos, with instructors face-to-face in classrooms. In order to build a more vivid and concentrated learning environment, students will watch a series of interesting courseware videos step by step, led by on-site instructors.
Since 2016, we also set up standalone centers for STEM education programs, which have further improved our brand recognition and teaching facilities and brought better learning experience for our students. In 2018, we developed and launched 61it.cn as an online platform to facilitate the live instruction of our STEM education courses targeting minors to deliver an interactive and engaging learning experience beyond the geographical limitation. We have also integrated the online platform with our proprietary learning management system Tarena Teaching System, or TTS, to enhance students’ learning performance after each class. As of June 30, 2024, there were 221 TongchengTongmei standalone learning centers covering 53 cities in mainland China.
Discontinued operations.   We had offered IT professional education lectures through a group of experienced and passionate instructors based in Beijing to a nationwide network of learning centers since our inception, or professional education business. In December 2023, we entered into an equity transfer agreement to dispose of our equity interests in the professional education business (the “Divestiture”). The Divestiture was consummated at the end of March 2024. Upon the consummation of the Divestiture, the professional education business, including the business operated by the former VIE, had been divested. In 2021, 2022 and 2023, revenues generated from our professional education business represented a large portion of our total revenues.
Recent Developments
On January 3, 2025, we received a letter (the “Nasdaq Letter”) from the Nasdaq Listing Qualifications staff (the “Staff”) of Nasdaq stating that, based upon the closing bid price of the ADSs for the last 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of our ADSs, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Nasdaq Letter has no immediate effect on the listing of the ADSs, which will continue to trade on the Nasdaq under the symbol “TCTM” at this time. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been given 180 calendar days, or until July 2, 2025, to regain compliance with the Minimum Bid Price Requirement. If at any time before July 2, 2025, the bid price of the ADSs closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that we have regained compliance with the Minimum Bid Price Requirement and the matter will be closed.
If we do not regain compliance with the Minimum Bid Price Requirement, we may be eligible for an additional 180-calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If we fail to meet the Minimum Bid Price Requirement or minimum market value of publicly held shares requirement in the future, our ADSs could be subject to delisting, which may significantly reduce the liquidity of our ADSs and cause further declines to the market price of our ADSs.
RISK FACTORS
Investing in our securities involves risk. In addition to the risk factors below, you should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information — D. Risk Factors” in our Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, the information contained under the heading “Special Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed herein or under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before investing in any of the securities that may be offered or sold pursuant to this prospectus. If these risks and uncertainties occur, they could materially affect our business, results of operations or financial condition and cause the value of our securities to decline and you could lose all or part of your investment.
We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our ADSs could be delisted from Nasdaq.
Our ADSs are currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.
On January 3, 2025, we received a written notification from the Listing Qualifications Department of Nasdaq notifying us that we were not in compliance with the Minimum Bid Price Requirement, because the closing bid price of our ADSs was below $1.00 per share for the previous thirty (30) consecutive business days. We were granted 180 calendar days, or until July 2, 2025, to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement by July 2, 2025, we may be eligible for an additional 180-calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to Nasdaq of our intent to regain compliance with such requirement during such second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted, Nasdaq will provide notice that our ADSs will be subject to delisting from Nasdaq. At that time, we may appeal the Nasdaq’s determination to a hearings panel.
The Company intends to continuously monitor the closing bid price for its ADSs, and is in the process of considering various measures to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that we will be able to regain or maintain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing standards, that Nasdaq will grant the Company any extension of time to regain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing requirements, or that any such appeal to the Nasdaq hearings panel will be successful, as applicable. If we are unable to maintain compliance with these Nasdaq requirements, our ADSs will be delisted from Nasdaq.
In the event that our ADSs are delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our ADSs could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our ADSs, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our ADSs to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.
We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have. To the extent cash or assets in the business is in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC as we, our subsidiaries, and the consolidated VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their cash or assets offshore, and any such restriction could have a material and adverse effect on our ability to conduct our business.
We are a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If these subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, to the extent cash or assets in the business is in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC as we, our subsidiaries, and the consolidated VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their cash or assets offshore, and there is no assurance the PRC government will not intervene in or impose restrictions on the ability of us, our subsidiaries, and the consolidated VIEs to transfer cash or assets. Please also see “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources” in our Annual Report for more details.
In addition, the PRC tax authorities may require any of our subsidiaries in mainland China to adjust its taxable income under the contractual arrangements it currently has in place with the variable interest entities in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See also the risk disclosed in our Annual Report under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — Our contractual arrangements with the variable interest entities may be subject to scrutiny by the PRC tax authorities, and a finding that we owe additional taxes could substantially reduce our consolidated net income and the value of your investment”.
Under laws and regulations of mainland China, our wholly foreign-owned subsidiaries in mainland China may pay dividends only out of their respective accumulated profits as determined in accordance with accounting standards and regulations of mainland China. In addition, a mainland China enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital.
Any limitation on the ability of our subsidiaries in mainland China to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also the risk disclosed in our Annual Report under “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We are affected by the PRC Enterprise Income Tax Law, and we may be classified as a mainland China ‘resident enterprise’ for mainland China enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-mainland China shareholders and have a material adverse effect on our results of operations and the value of your investment.”

The legal system in mainland China embodies uncertainties which could limit the legal protections available to us or impose additional requirements and obligations on our business, and PRC laws, rules, and regulations can evolve quickly, which may materially and adversely affect our business, financial condition, and results of operations.
We conduct our business primarily through our PRC subsidiaries and the VIEs and their subsidiaries in China. Our operations in mainland China are governed by PRC laws and regulations. The legal system in mainland China is a civil law system based on statutes. Unlike common law systems, it is a system in which decided legal cases may be of reference value but have less precedential value. The legal system in mainland China evolves rapidly, and the interpretations of laws, regulations, and rules may contain uncertainties. These uncertainties could limit the legal protections available to us. In addition, we cannot predict the effect of future developments in the PRC legal system, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations. Furthermore, any litigation may be protracted and result in substantial costs and diversion of resources and management attention.
In addition, new laws and regulations may be enacted from time to time, and PRC laws, rules, and regulations can evolve quickly. Uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to our businesses. In particular, the PRC government authorities may continue to promulgate new laws, regulations, rules and guidelines with respect to a wide range of issues, such as anti-unfair competition and antitrust, privacy and data protection, intellectual property, and other matters, which may result in additional obligations imposed on us. Compliance with these laws, regulations, rules, guidelines, and implementations may be costly, and any incompliance or associated inquiries, investigations, and other governmental actions may divert significant management time and attention and our financial resources, bring negative publicity, subject us to liabilities or administrative penalties, or materially and adversely affect our business, financial condition, and results of operations.
The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs. In addition, the Chinese government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities.
We conduct our business primarily in mainland China. Our operations in mainland China are governed by laws and regulations of mainland China. The PRC government has significant oversight and discretion over the conduct of our business, and may intervene or influence our operations. The PRC government has published new policies that significantly affected certain industries and we cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations. In addition, the PRC government may intervene or influence our operations at any time by adopting new laws and regulations, which could result in a material adverse change in our operation, and our ordinary shares and ADSs may decline in value or become worthless.
Also, the PRC government has indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. For example, on July 6, 2021, the PRC government authorities made public the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On December 28, 2021, the NDRC, the MIIT, and several other administrations jointly published the Cybersecurity Review Measures, effective on February 15, 2022, which required that, among others, operators of “critical information infrastructure” purchasing network products and services or network platform operators carrying out data processing activities, that affect or may affect national security, shall apply with the Cybersecurity Review Office for a cybersecurity review. In addition, a network platform operator holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. On November 14, 2021, the CAC released the discussion draft of the Administrative Measures for Internet Data Security for public comments, which stipulates, among others, that a prior cybersecurity review is required for listing abroad of data processors which process over one million users’ personal information. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or, collectively, the Filing Rules, which took effect on March 31, 2023. According to the Filing Rules, domestic companies in mainland China that directly or indirectly offer or list their securities in an overseas market are required to file with the CSRC. In addition, an overseas listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within a specific time frame requested under the Filing Rules. On February 17, 2023, the CSRC also held a press conference for the release of the Filing Rules, which, among others, clarified that the companies in mainland China that have been listed overseas before March 31, 2023 are not required to file with the CSRC immediately, but these companies should complete filing with the CSRC for their future equity and equity-linked securities financing activities in accordance with the Filing Rules. Based on the foregoing, we are required to file with the CSRC within three working days after the completion of the initial offering pursuant to a prospectus supplement to this prospectus and make a summary report to the CSRC after the completion of offerings under this prospectus. We plan to file with the CSRC as required, however, we cannot assure you that we will be able to receive clearance of such compliance requirement in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. However, as the Filing Rules was recently promulgated, it remains uncertain as to its interpretation, implementation and enforcement. If the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our future offshore securities offerings, we may be unable to obtain such approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
We or certain of our directors have been involved, and may continue to be involved, in disputes, claims or proceedings arising from our operations from time to time, which could result in significant liabilities and reputational harm and could materially and adversely affect our business, financial condition and results of operations.
We or certain of our directors have been, and in the future may continue to be, involved in disputes, claims or proceedings that may disrupt our ongoing operations. For example, our chairman and founder, Mr. Shaoyun Han (“Mr. Han”), is party to an arbitration at the Hong Kong International Arbitration Centre (the “Arbitration Centre”) with certain of our shareholders (the “Claimants”) with respect to a share purchase agreement, dated as of December 7, 2018, as amended (the “Arbitration”). In connection with the Arbitration, the Claimants submitted an application with the Beijing No. 4 Intermediate People’s Court (the “Beijing Court”) for property preservation to freeze the property under Mr. Han’s name pending the results of the arbitration. The Beijing Court inspected that the case was related to a “Foreign Civil Relation” (as defined in the Interpretation of the Supreme People’s Court on Several Issues Relating to Application of the Law of the People’s Republic of China on Application of Laws to Foreign-related Civil Relations (I)) as the Claimants were foreign companies and ruled that certain of Mr. Han’s property would be sealed up or frozen for a period of three years, commencing on September 19, 2024, while the arbitration is ongoing, of which frozen property included Mr. Han’s 70% equity ownership in Beijing Tongcheng. Other than the ownership interest in Beijing Tongcheng, the property frozen under the arbitration is Mr. Han’s personal property, and thus we do not believe that it has any further impact on the Company. As advised by Mr. Han’s Hong Kong counsel, Tahota Law Firm, under the “Arrangement Concerning Mutual Assistance in Court-ordered Interim Measures in Aid of Arbitral Proceedings by the Courts of the Mainland and of the Hong Kong Special Administrative Region” which came into force on October 1, 2019, parties involved in Hong Kong arbitration proceedings may apply to mainland China courts for property preservation, including the freezing of equity. As further advised by Mr. Han’s Hong Kong counsel, mainland China courts, with a relatively low threshold for interim injunctions, typically grant preservation orders upon receipt of a guarantee and the necessary documentation, often without extensive case examination; and that the issuance of a freezing order does not suggest or imply any presumption regarding the final outcome of the arbitration court’s decision. However, should the Arbitration Centre ultimately rule in favor of the Claimants, Mr. Han’s equity interest in Beijing Tongcheng could be auctioned, liquidated or otherwise disposed of which could result in, among other things, our ultimate loss of control over Beijing Tongcheng and its subsidiaries and/or deconsolidation thereof from our consolidated financial statements. As of the date of this prospectus, no merit hearing has been scheduled for the arbitration and we are not aware of any other lawsuits threatened against us or our directors, that in the opinion of our management, if determined adversely to us or our directors, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows.
We cannot assure you that there will not be any future claims against us or our directors or that we or our directors would successfully defend against them. Any such suit, whether or not successful, could harm our reputation, result in share price volatility and a loss of customers, and restrict our ability to raise capital in the future. Even if claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures, which could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations. Furthermore, any disputes, claims or proceedings which are initially not of material importance may escalate and become important to us, due to a variety of factors, such as the facts and circumstances of the cases, the likelihood of loss, the monetary amount at stake and the parties involved. As of the date of this prospectus, we are not able to quantify the likelihood or amount of exposure from any of these potential actions.
Negative publicity arising from disputes, claims or proceedings may damage our reputation and adversely affect the image of our brands and products. In addition, if any verdict or award is rendered against us, we could be required to pay significant monetary damages, assume other liabilities and even to suspend or terminate the related business ventures or projects. Consequently, our business, results of operations and financial condition may be materially and adversely affected.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are registered by way of continuation as an exempted company with limited liability under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:
•
political and economic stability;

•
an effective judicial system;

•
a favorable tax system;

•
the absence of foreign exchange control or currency restrictions; and

•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
To date, we have conducted a majority of our operations outside the United States, and a majority of our assets are located outside the United States. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Cayman Islands
Conyers Dill & Pearman, our counsel as to Cayman Islands laws, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the civil liability provisions of the securities provisions of the securities laws of the United States or of any state in the United States.
Although there is no statutory recognition in the Cayman Islands of judgments obtained in the federal or state courts of the United States, although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment of a United States court predicated upon the civil liability provisions of the federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands.
The PRC
Han Kun Law Offices, our counsel as to PRC laws, has advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.
The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are registered by way of continuation under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
We may issue, offer and sell from time to time, in one or more offerings, the following securities:
•
ADSs

•
Class A ordinary shares;

•
preferred shares;

•
debt securities;

•
warrants to purchase ADSs, Class A ordinary shares, preferred shares or debt securities;

•
subscription rights to purchase ADSs, Class A ordinary shares, preferred shares or debt securities; and

•
units consisting of any combination of ADSs, Class A ordinary shares, preferred shares, debt securities, warrants to purchase ADSs, Class A ordinary shares, preferred shares or debt securities and/or subscription rights to purchase ADSs, Class A ordinary shares, preferred shares or debt securities.

The following is a description of the terms and provisions of our ADSs, Class A ordinary shares, preferred shares, debt securities, warrants to purchase ADSs, Class A ordinary shares, preferred shares or debt securities, subscription rights to purchase Class A ordinary shares, preferred shares or debt securities and units consisting of any combination of Class A ordinary shares, preferred shares, debt securities, warrants to purchase Class A ordinary shares, preferred shares or debt securities and/or subscription rights to purchase Class A ordinary shares, preferred shares or debt securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.
Ordinary Shares
General
We are a Cayman Islands exempted company and our affairs are governed by our fifth amended and restated memorandum (“Memorandum”) and fifth amended and restated articles of association (“Articles”) and the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”).
Under our Memorandum and Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands. Our authorized share capital is US$1,000,000 divided into 1,000,000,000 shares consisting of (a) 860,000,000 Class A ordinary shares with a par value of US$0.001 each, (b) 40,000,000 Class B ordinary shares with a par value of US$0.001 each, and (c) 100,000,000 shares with a par value of US$0.001 per share, of such class or classes (however designated) as the board of directors of the Company may determine in accordance with the Articles.
As of December 31, 2024, there were 42,505,619 Class A ordinary shares and 7,206,059 Class B ordinary shares issued and outstanding. Our issued and outstanding ordinary shares consist of Class A ordinary shares and Class B ordinary shares. All of our outstanding ordinary shares, which consist of Class A ordinary shares and Class B ordinary shares, are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.
Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights as set out in the Articles. The Class A ordinary shares and Class B ordinary shares rank pari passu with one another and have the same rights, preferences, privileges and restrictions as set out in the Articles.
Rights of Ordinary Shares
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, provided that dividends may be declared and paid out of funds legally available therefor, namely out of either profit, our share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Holders of Class A ordinary shares and Class B ordinary shares will be entitled to the same amount of dividends, if declared.
Voting Rights.   Holders of our ordinary shares are entitled to ten calendar days notice of meetings of our shareholders. In respect of all matters subject to a shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes, voting together as one class. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholders present in person or by proxy.
A quorum required for a meeting of shareholders consists of two shareholders who hold at least 50% of all voting power of our share capital in issue at the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 1/3 of the aggregate voting power of our company. Advance notice of at least ten calendar days is required for the convening of our annual general meeting and other general meetings.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 2/3 of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the Memorandum and Articles.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.
Transfer of Ordinary Shares.   Subject to the restrictions set out below and the provisions above in respect of Class B ordinary shares, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty days in any year as our board may determine.
Liquidation.   On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately. Any distribution of assets or capital to a holder of a Class A ordinary share and a holder of a Class B ordinary share will be the same in any liquidation event.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Repurchase and Redemption of Ordinary Shares.   The Companies Act and the Memorandum and Articles permit us to purchase our own shares. In accordance with the Memorandum and Articles and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.
Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.
Variations of Rights of Shares.   All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Limitations on the Rights to Own Class A Ordinary Shares
There are no limitations under the laws of the Cayman Islands or under our Memorandum and Articles that limit the right of non-resident or foreign owners to hold or vote Class A ordinary shares, other than anti-takeover provisions contained in the Memorandum and Articles to limit the ability of others to acquire control of our company or cause our company to engage in change-of-control transactions.
Provisions Affecting Any Change of Control
Anti-Takeover Provisions.   Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Ownership Threshold
There are no provisions under the laws of the Cayman Islands or under our Memorandum and Articles that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Cayman Islands and Delaware
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in the State of Delaware and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a statement of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors (representing 75% by value) with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the court would nevertheless be likely to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

Where a scheme or contract involving the transfer of shares or any class of shares in a company to another company has, within four months after the making of the offer, been approved by the holders of not less than ninety per cent in value of the shares affected, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. Dissenting shareholders may object by filing proceedings in the Grand Court of the Cayman Islands, but such objections are unlikely to be successful where the offer has been accepted by holders of 90% in value of the shares affected unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction of a Cayman Islands company is approved by at least 90% in value of shareholders (as described above), a dissenting shareholder would have no rights comparable to the appraisal rights which it would have if the company in question were a Delaware corporation (being the right to receive payment in cash for the judicially determined value of its shares).
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of our company to challenge actions where:
•
a company acts or proposes to act illegally or ultra vires;

•
the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•
those who control our company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is limited, insofar as it is not permissible for the directors to contract out of the core fiduciary duties they owe to the company, nor would any indemnity be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-Takeover Provisions in the Memorandum and Articles.   Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes duties to the company including the following — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with diligence, skill and care that a reasonably prudent person would exercise in comparable circumstances.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law does not provide shareholders with rights to requisition a general meeting or to put any proposals before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles provide that, on the requisition of shareholders holding shares representing in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit of such requisition carry the right to vote at general meetings of the Company, the board shall convene an extraordinary general meeting. However, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Appointment of Directors.   Unless otherwise determined by our company in general meeting, our fifth amended and restated articles of association provide that our board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board. Our shareholders may also appoint any person to be a director by way of ordinary resolution.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, a director may be removed with or without cause by ordinary resolution. In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing to our company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our board resolves that his office be vacated.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up either by an order of the Grand Court of the Cayman Islands or by a special resolution of its members. A company may be wound up by the Grand Court of the Cayman Islands for a number of reasons, including: (i) the company has passed a special resolution of requiring the company to be wound up by the Grand Court; (ii) the company is unable to pay its debts; and (iii) the Grand Court is of opinion that it is just and equitable that the company should be wound up.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our current articles of association, we may only materially adversely vary the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class of share) with the consent in writing of the holders of the three-fourths of issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Memorandum and Articles may only be amended by special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders.   There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares.   Under our Memorandum and Articles, our board of directors are authorized to issue additional Class A ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Exempted Company.   The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•
an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•
an exempted company’s register of members is not required to be open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue no par value shares;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Changes in Capital
Our shareholders may from time to time by ordinary resolution:
•
increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•
consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

American Depositary Shares
Citibank, N.A., as depositary will issue our ADSs. Each ADS will represent an ownership interest in five Class A ordinary share which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and ADS holders. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to ADS holders. Unless certificated ADRs are specifically requested by the holder, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to such holders which reflect their ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements a holder of ADSs will receive which reflect ownership of a holder’s ADSs.
The depositary’s office is located at 388 Greenwich Street, New York, New York 10005. The depositary has appointed Citibank, N.A. — Hong Kong branch as custodian of the securities, cash and other property represented by the ADSs.
ADSs may be held either directly or indirectly through a broker or other financial institution. If ADSs are held directly, by having an ADS registered in the name of the holder on the books of the depositary, then such holder is an ADR holder. If ADSs are held through a broker or financial institution nominee, such holder must rely on the procedures of such broker or financial institution to assert the rights of an ADS holder described in this section.
ADS holders are not treated as a shareholder of the Company and will not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. The rights of an ADS holder are derived from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, ADS holders must rely on it to exercise the rights of a shareholder such holders behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, an ADS holder agrees that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and an ADS holder irrevocably waive any objection which they may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC on July 3, 2014 as an exhibit to the registration statement on Form S-8 (File No. 333-197226).
Dividends and Other Distributions
How will you receive dividends and other distributions on the Class A ordinary shares?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a practicable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of Citibank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

•
Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADS holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•
Shares.   In the case of a distribution in shares, the depositary will issue additional ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADS holders entitled thereto.

•
Rights to receive additional shares.   In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may: (a) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADS holders entitled thereto; or (b) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADS holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADS holders.

•
Other Distributions.   In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

•
Elective Distributions.   In the case of a dividend payable at the election of our shareholders in cash or in additional shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADS holders. The depositary shall make such elective distribution available to ADS holders only if (i) we shall have timely requested that the elective distribution is available to ADS holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADS holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADS holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADS holders generally, or any ADR holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADS holder, the depositary may choose any method of distribution that it deems practicable for such ADS holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADS holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it decides that it is unlawful or not reasonably practicable to make a distribution available to any ADR holders.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.
Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of Citibank, N.A., as depositary for the benefit of holders of ADSs or in such other name as the depositary shall direct.
The custodian will hold all deposited shares for the account of the depositary. ADS holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”
Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue ADSs in the name or upon the order of the person entitled thereto. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADS holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADS holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
•
temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•
the payment of fees, taxes and similar charges; or

•
compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates
The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADS holders who will be entitled (or obligated, as the case may be):
•
to receive any distribution on or in respect of shares,

•
to give instructions for the exercise of voting rights at a meeting of holders of shares, or

•
to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR,

•
to receive any notice or to act in respect of other matters

all subject to the provisions of the deposit agreement.
Voting Rights
How do I vote?
If you are an ADS holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice of any meeting or solicitation of consents or proxies from us, the depositary will distribute to the registered ADS holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADSs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will instruct the custodian to vote all deposited securities in accordance with the voting instructions received from a majority of holders of ADSs who provided voting instructions. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Reports and Other Communications
Will ADS holders be able to view our reports?
The depositary will make available for inspection by ADS holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.
Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADS holders.
Fees and Expenses
What fees and expenses will I be responsible for paying?
Charges will be payable by each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, up to $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.
The following additional charges shall be incurred by the ADS holders, by any party depositing or withdrawing shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
•
a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

•
a fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADSs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADSs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•
a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

•
a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•
stock transfer or other taxes and other governmental charges;

•
cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares;

•
transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•
in connection with the conversion of foreign currency into U.S. dollars, the depositary or the custodian shall deduct out of such foreign currency the fees and expenses charged by it or its agent so appointed in connection with such conversion.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.
The depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The Depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the Depositary may agree from time to time. The depositary collects fees for the issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect the fees for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.
Payment of Taxes
ADS holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADS holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADS holder remains liable for any shortfall. Additionally, if any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADS, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary. By holding or having held an ADS the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADS holders entitled thereto.
By holding an ADS or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADSs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us among other steps:
1.
amend the form of ADR;

2.
distribute additional or amended ADSs;

3.
distribute cash, securities or other property it has received in connection with such actions;

4.
sell any securities or property received and distribute the proceeds as cash; or

5.
none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. ADS holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADS holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADS holders a means to access the text of such amendment. If an ADS holder continues to hold an ADS after being so notified, such ADS holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the ADRs to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
How may the deposit agreement be terminated?
The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADSs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary.
On and after the date of termination of the deposit agreement, the holder will, upon surrender of an ADR at the principal office of the depositary, upon the payment of the charges of the depositary for the surrender of ADRs, subject to the conditions and restrictions of the deposit agreement, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of deposited securities represented by such ADR. If any ADRs shall remain outstanding after the date of termination of the deposit agreement, the registrar thereafter shall discontinue the registration of transfers of ADRs, and the depositary shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices or perform any further acts under the deposit agreement, except that the depositary shall continue to collect dividends and other distributions pertaining to deposited securities, shall sell rights as provided in the deposit agreement, and shall continue to deliver deposited securities, subject to the conditions and restrictions set forth in the deposit agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the depositary (after deducting, or charging, as the case may be, in each case, the charges of the depositary for the surrender of an ADR, any expenses for the account of the holder in accordance with the terms and conditions of the deposit agreement and any applicable taxes or governmental charges or assessments). At any time after the date of termination of the deposit agreement, the depositary may sell the deposited securities and thereafter hold uninvested the net proceeds, together with any other cash then held by it without liability for interest for the pro rata benefit of the holders of ADRs not theretofore surrendered. Thereafter, the depositary shall be discharged from all obligations under the deposit agreement with respect to the ADRs, the Shares, the deposited securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the depositary for the surrender of an ADR, any expenses for the account of the holder in accordance with the terms and conditions of the deposit agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the deposit agreement, we will be discharged from all obligations under the deposit agreement as to the ADRs, the Shares, the deposited securities and the ADSs except for certain specified obligations to the depositary under the terms of the deposit agreement.
Limitations on Obligations and Liability to ADS holders
Limits on our obligations and the obligations of the depositary; limits on liability to ADS holders and holders of ADSs
Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADSs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
•
payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•
the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•
compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADSs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADSs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADS register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADSs or to the withdrawal of deposited securities.
The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no such disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:
•
any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•
the depositary exercises or fails to exercise discretion under the deposit agreement or the ADR including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•
the depositary performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

•
the depositary takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•
the depositary relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADSs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADSs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADSs, any ADSs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of Citibank, N.A. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.
The depositary has no obligation to inform ADS holders or other holders of an interest in an ADS about the requirements of Cayman Islands or PRC law, rules or regulations or any changes therein or thereto.
Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADSs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADSs.
Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADS holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without negligence while it acted as depositary. Neither the depositary nor any of its agents shall be liable to registered holders of ADSs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.
In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner of ADSs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).
The depositary and its agents may own and deal in any class of our securities and in ADSs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADSs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.
The depositary will maintain facilities for the delivery and receipt of ADSs.
Pre-release of ADSs
In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of shares and (ii) deliver shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received (each such transaction a “pre-release”). The depositary may receive ADSs in lieu of shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the “applicant”) to whom ADSs or shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such shares or ADSs in its records and to hold such shares or ADSs in trust for the depositary until such shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days’ notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADS holders (other than the applicant).
Appointment
In the deposit agreement, each registered holder of ADSs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
•
be a party to and bound by the terms of the deposit agreement and the applicable ADRs, and

•
appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law
The deposit agreement and the ADSs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf.
The deposit agreement and the ADSs will be governed by, and construed in accordance with, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the deposit agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other deposited securities, as such, shall be governed by the laws of the People’s Republic of China (or, if applicable, such other laws as may govern the deposited securities).
By holding an ADS or an interest therein, registered holders of ADSs and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
Listing
Our ADSs are listed on Nasdaq under the symbol “TCTM”.
Preferred Shares
The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:
•
the title and nominal value of the preferred shares;

•
the number of preferred shares we are offering;

•
the liquidation preference per preferred share, if any;

•
the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•
whether preferential subscription rights will be issued to existing shareholders;

•
the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•
the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•
the procedures for any auction and remarketing, if any;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the preferred shares on any securities exchange or market;

•
whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•
voting rights, if any, of the preferred shares;

•
preemption rights, if any;

•
other restrictions on transfer, sale or assignment, if any;

•
whether interests in the preferred shares will be represented by American Depositary Preferred Shares;

•
a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•
any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•
any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion, subject to a re-classification of the authorized share capital of the Company to be approved by the shareholders and provided that before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.
When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of Class A ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

Debt Securities
We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ADSs or Class A ordinary shares. The following is a summary of some general terms of the debt securities that we may offer by this prospectus and any applicable prospectus supplement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we will file in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates related to the particular series of debt securities issued, with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.
The debt securities sold under this prospectus will be direct obligations of our company and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any future indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:
•
the title of the debt securities;

•
the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•
the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•
any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•
any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities;

•
the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

•
any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•
any addition to or change in the covenants described in the indenture with respect to the debt securities;

•
whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•
a discussion of material income tax considerations applicable to the debt securities;

•
any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A ordinary shares to be received by the holders of debt securities would be calculated.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.
Warrants
We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
We may issue warrants to purchase our ADSs, Class A ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Equity Warrants
Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:
•
the title of the equity warrants;

•
the initial offering price;

•
the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

•
the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•
if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

•
the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•
if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•
anti-dilution provisions of the equity warrants, if any;

•
redemption or call provisions, if any, applicable to the equity warrants; and

•
any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.
Debt Warrants
Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:
•
the title of the debt warrants;

•
the initial offering price;

•
the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

•
the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•
if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•
the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•
if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•
whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•
anti-dilution provisions of the debt warrants, if any;

•
redemption or call provisions, if any, applicable to the debt warrants; and

•
any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.
Subscription Rights
We may issue subscription rights to purchase our ADSs, Class A ordinary shares, preferred shares or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriter or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our ADSs, Class A ordinary shares, preferred shares or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights to be issued to each shareholder;

•
the number and terms of our ADSs, Class A ordinary shares, preferred shares or debt securities which may be purchased per each subscription right;

•
the extent to which subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by the Company in connection with the offering of subscription rights.

Units
We may issue units comprising consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any unit agreement under which the units will be issued;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION
We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:
•
through agents;

•
to dealers or underwriters for resale;

•
directly to purchasers;

•
in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•
through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.
Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.
As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.
Delayed Delivery Contracts
If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Loans of Securities
We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.
Conflicts of Interest
Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.
Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS
Except as otherwise set forth in the applicable prospectus supplement, the validity of the ordinary shares represented by the ADSs and preferred shares, to the extent governed by Cayman Islands law, and certain legal matters as to Cayman Islands law will be passed upon by Conyers Dill & Pearman, our legal counsel as to Cayman Islands law. Certain legal matters in connection with any offering made pursuant to this prospectus and any applicable prospectus supplement will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. Certain U.S. legal matters concerning the issuance of the securities offered by this prospectus, to the extent governed by with respect to United States federal securities and New York State law were and will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.
EXPERTS
The consolidated balance sheets of TCTM Kids IT Education Inc. as of December 31, 2023 and 2022, and the related financial statements for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein and into the registration statement of which it forms a part in reliance upon the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of Marcum Asia CPAs LLP is Units 06-09, 46th Floor, China World Tower B, No. 1 Jian Guo Men Wai Avenue, Chaoyang District, Beijing, China.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Our Articles permit indemnification of directors and certain officers of the Company for actions, proceedings, costs charges, expenses, losses, damages or liabilities incurred or sustained by such persons in their capacities as such other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.
ITEM 9.   EXHIBITS
The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement, which Index to Exhibits is hereby incorporated by reference.
ITEM 10.   UNDERTAKINGS
(A)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

INDEX TO EXHIBITS
Exhibit no.	Description
1.1*	Form of Underwriting Agreement
4.1	Fifth Amended and Restated Memorandum and Articles of Association, as amended (incorporated herein by reference to Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on April 19, 2024)
4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form F-1 (File No. 333-194191) filed with the Securities and Exchange Commission on February 27, 2014)
4.3	Deposit Agreement, among the Company, the depositary and holder of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to our Registration Statement on Form S-8 (File No. 333-197226) filed with the Securities and Exchange Commission on July 3, 2014)
4.4	Registrant’s Specimen American Depositary Shares (included in Exhibit 4.3)
4.5*	Form of Preferred Share Certificate
4.6*	Form of Warrant
5.1**	Opinion of Conyers Dill & Pearman
5.2**	Opinion of Sullivan & Worcester LLP
10.1+	2014 Share Incentive Plan (incorporated herein by reference to Exhibit 10.2 to our Registration Statement on Form F-1 (File No. 333-194191), as amended, initially filed with the Securities and Exchange Commission on February 27, 2014)
10.2+	2024 Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on February 28, 2024)
10.3+	Form of Indemnification Agreement with the Company’s directors (incorporated herein by reference to Exhibit 10.3 to our Registration Statement on Form F-1 (File No. 333-194191), as amended, initially filed with the Securities and Exchange Commission on February 27, 2014)
10.4+	Form of Employment Agreement between the Company and an Executive Officer of the Company (incorporated herein by reference to Exhibit 10.5 to our Registration Statement on Form F-1 (File No. 333-194191), as amended, as initially filed with the Securities and Exchange Commission on February 27, 2014)
10.5	Exclusive Business Cooperation Agreement dated August 29, 2022 between Tongcheng Shidai and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.17 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)
10.6	Power of Attorney dated August 29, 2022 granted to Tongcheng Shidai by Mr. Shaoyun Han and acknowledged by Beijing Tongcheng (incorporated herein by reference to Exhibit 4.18 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)
10.7	Exclusive Option Agreement dated August 29, 2022 among Tongcheng Shidai, Mr. Shaoyun Han and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.20 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)
10.8	Loan Agreement dated August 29, 2022 between Tongcheng Shidai and Mr. Shaoyun Han in connection with Beijing Tongcheng (incorporated herein by reference to Exhibit 4.22 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)

Exhibit no.	Description
10.9	Share Pledge Agreement dated August 29, 2022 among Tongcheng Shidai, Mr. Shaoyun Han and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.24 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)
10.10	Power of Attorney dated July 24, 2023 granted to Tongcheng Shidai by Mr. Jin Li and acknowledged by Beijing Tongcheng (incorporated herein by reference to Exhibit 4.10 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)
10.11	Exclusive Option Agreement dated July 24, 2023 granted to Tongcheng Shidai, Mr. Jin Li and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.11 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)
10.12	Loan Agreement dated July 24, 2023 between Tongcheng Shidai and Mr. Jin Li in connection with Beijing Tongcheng (incorporated herein by reference to Exhibit 4.12 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)
10.13	Share Pledge Agreement dated July 24, 2023 among Tongcheng Shidai, Mr. Jin Li and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.13 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)
10.14	Spousal consent letter dated July 24, 2023 signed by Ms. Xiaomei Niu in connection with Beijing Tongcheng (incorporated herein by reference to Exhibit 4.14 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)
10.15	English Translation of Equity Transfer Agreement between Tarena Software Technology (Hangzhou) Co., Ltd. And Tarena Technologies Inc. dated December 24, 2023 (incorporated herein by reference to Exhibit 4.15 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)
10.16*	Form of Indenture
10.17*	Form of Debt Security
10.19*	Form of Warrant Agreement
10.20*	Form of Subscription Rights Agreement (including form of Subscription Right Certificate)
10.21*	Form of Unit Agreement (including form of Unit Certificate)
23.1**	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2)
24.1**	Powers of Attorney (included as part of signature page)
107**	Filing Fee Table

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**
Filed herewith.

+
Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, People’s Republic of China, on the 15th day of January, 2025.
TCTM Kids IT Education Inc.
By:	/s/ Xiaolan Tang
	Name:	Xiaolan Tang
	Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xiaolan Tang as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of certain securities of the registrant, or the Securities, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3, or the Registration Statement, to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
/s/ Xiaolan Tang Xiaolan Tang	Chief Executive Officer and Acting Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)	January 15, 2025
/s/ Shaoyun Han Shaoyun Han	Director and Chairman	January 15, 2025
/s/ Jianguang Li Jianguang Li	Director	January 15, 2025
/s/ Mingjie Sun Mingjie Sun	Director	January 15, 2025
/s/ Hongyu Zhang Hongyu Zhang	Director	January 15, 2025

Signature	Title	Date
/s/ Gaiyan Guo Gaiyan Guo	Director	January 15, 2025
/s/ Yan Meng Yan Meng	Director	January 15, 2025
/s/ Wei Zheng Wei Zheng	Director	January 15, 2025

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TCTM Kids IT Education Inc. has signed this registration statement or amendment thereto in Newark, Delaware on January 15, 2025.
Puglisi & Associates
Authorized U.S. Representative
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director